Exhibit 10

LICENCE AGREEMENT (this “Agreement”), entered in Montreal, Quebec, Canada, as of May the 14th 2008.

BETWEEN:
CLEM-G PLYCRETE INC., a corporation duly incorporated in Canada, under the laws of Quebec, having its head office at 1255, University, suite 912, Montreal, Quebec, H3B 3W4, represented for the purpose hereof by Clement Guèvremont, its president,  duly authorized as per a resolution dated                           ;, a copy of which is attached herewith;

 (hereinafter called "CLEM-G")

AND:
PLYCRETE INC., a corporation duly incorporated under the laws of Nevada, .having its head office at 2050,  Russett Way, Carson City, Nevada, 89703, represented for the purpose hereof by  Madeleine Houle, its corporate secreatary, duly authorized as per a resolution dated             ; a copy of which is attached herewith;

 (hereinafter called “PLYCRETE”)

WHEREAS  CLEM-G has acquired from Clement Guèvremont  rights in certain technology that relates to bulding panels and methods, more particulary concerned with wall surface building panels with quick assembly features and improved joint sealing, and method of installation thereof  known as  CLEM-G;

WHEREAS CLEM-G has also acquired from Clément Guèvremont rights in certain technology that relates to cementious structures and methods for fabrication thereof, more particularly concerned with a reinforced multilayer cementious structure and a method of manufacture thereof Known as PLYCRETE;

WHEREAS a patent application entitled Building Panelwas filed in the United States for the CLEM-G product under no: 806-B02.US and is pending;

WHEREAS a patent application entitled Reinforced Cementious Structure and Method of Manufacture of Same was filed in the United States for the PLYCRETE product under no                                     806-B.01.US and is pending;

WHEREAS CLEM-G is interested in granting licence rights to market and sell both the CLEM-G and PLYCRETE products (as defined below) and to use the Trademarks (as defined below) in the Territory, as defined thereafter;

WHEREAS CLEM-G intends to own or have access to the equipment, facilities and  the required skills to manufacture or have manufactured the CLEM-G and PLYCRETE Products and kits in accordance with applicable standards;

WHEREAS  PLYCRETE desires to acquire license and Trademark rights to the CLEM-G and PLYCRETE Products in the Territory, upon the terms and conditions herein set forth in this Agreement;

WHEREAS PLYCRETE wishes to retain the services of CLEM-G to supply it with the CLEM-G and PLYCRETE Product upon the terms and conditions set forth this Agreement;

WHEREAS PLYCRETE also wishes to retain on a need basis the services of Clem-G for management services;

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN AND INTENDING TO BE LEGALLY BOUND, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. DEFINITIONS (Defined Terms).  Each time the following terms are used in this agreement and as far as the context does not clearly give them another meaning, they shall have the following meaning:

1.1. “Affiliates” shall mean any legal entity (such as a corporation, partnership, or limited liability company) that controls is controlled by, or under common control with, CLEM-G or PLYCRETE, as applicable.  For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

1.2. "Agreement" shall mean this License Agreement.

1.3. “CLEM-G Marketing Resources” means all currently existing and future marketing materials, research reports, advertisements, educational materials, art work, designs or other materials related to CLEM-G  Products that are developed by or for CLEM-G, and used by CLEM-G or its predecessor to promote or market CLEM-G Product in the Territory, and all currently existing and future Published Studies (as defined below).  PLYCRETE is free to use the CLEM-G Marketing Resources at its entire discretion, provided however that it acknowledges that CLEM-G makes no representations or warranties with respect to the accuracy of the information, the regulatory compliance or the validity of the claims found in the CLEM-G Marketing Resources that were prepared by or for CLEM-G.

1.4. "CLEM-G Product" means , rights in certain technology that relates to bulding panels and methods, more particulary concerned with wall surface building panels with quick assembly features and improved joint sealing, and method of installation thereof  ;

1.5. PLYCRETE product means rights in certain technology that relates to cementious structures and methods for fabrication thereof, more particularly concerned with a reinforced multilayer cementious structure and a method of manufacture thereof Known as PLYCRETE;

1.6. "Effective Date" means the date of this Agreement as set forth above.

1.7.  “Materials” means any packaging, labels and/or advertisement relating to the CLEM-G and PLYCRETE Products, any claim relating to the functions and characteristics of the CLEM-G and PLYCRETE  Products, or the methods  in respect of the CLEM-G . Products used in the Territory, as well as any future changes related to any of the aforementioned, including Promotional Items and Product Packaging, but not including CLEM-G Marketing Resources.

1.8. “Patents” means all currently existing and future US, Canadian and international patents, patent applications, and any future patents and patent applications relating to CLEM-G, PLYCRETE or the CLEM-G Products, including any other patents and other intellectual property protection resulting from reissues, reexaminations, extension, modifications or divisions of such patents, as well as any rights granted pursuant to patents pending.

1.9. “Product Packaging” means the packaging and labels designed by CLEM-G for the CLEM-G Product in the Territory that incorporate the Trademarks for the applicable CLEM-G Product required or permitted by this Agreement.

1.10. “Promotional Items" means any type of promotional material or object used to entice the use and sale of the CLEM-G Product in the Territory, but excludes CLEM-G Marketing Resources.

1.11. "Territory" North America.

1.12. "Trademarks" means CLEM-G currently existing and future US, Canadian and international trademarks, logos and trade names, including, but not limited to and their representations in the form of designs, that are related to the CLEM-G Product, as they may be modified from time to time as well as all applications and registrations related thereto, including, but not limited to, those identified on Schedule B to this Agreement which is hereby incorporated herein by this reference.

2. LICENCE RIGHTS

2.1. CLEM-G hereby grants to PLYCRETE, and PLYCRETE hereby accepts, the right to licence the CLEM-G Products during the Term, including  packaging, marketing, selling and distributing, in the Territory, subject to the terms and conditions set forth below and otherwise set forth in this Agreement.

(a) This licence right shall be exclusive with respect to the Territory

(b) PLYCRETE shall at all time uses its best efforts in order to actively promote the sales of the CLEM-G Products pursuant to this Agreement and develop the market for the CLEM-G  Products in the Territory.

2.2. N/A

2.3. CLEM-G hereby grants PLYCRETE the right to use the Trademarks in connection with the promotion, marketing and sale of CLEM-G Products in the Territory and the right to use the applicable Trademarks in relation with the Promotional Items and Product Packaging, CLEM-G Marketing Resources, and the Materials in the Territory, the whole without any consideration other than as provided herein.  CLEM-G hereby grants PLYCRETE the right to use the Trademarks in the Territory that relate to the CLEM-G Products in relation with the Promotional Items and the Materials in the Territory, the whole without any consideration other than as provided herein.  Notwithstanding the foregoing, the rights granted under this Section 2.3 are subject to revocation or modification if the license granted under Section 2.1 above is revoked or modified as provided in Sections 2.1(a), 2.1(b), or 2.1(c).

2.4. CLEM-G shall make available to PLYCRETE, and PLYCRETE may use, all CLEM-G Marketing Resources.  In addition, subject to the limitations set forth above, PLYCRETE may design, create and use any Promotional Items and Product Packaging in connection with the marketing and sale of the CLEM-G Products; provided, however, any such Promotional Items and Product Packaging shall be subject to the approval of CLEM-G, with the sole objective being to ensure that they adequately protect CLEM-G trademarks and copyrights, which approval shall not be unreasonably withheld.

2.5. PLYCRETE may not grant any licence rights related to the CLEM-G Products to third parties without the prior written approval of CLEM-G, such approval being at CLEM-G sole discretion; provided, however, that PLYCRETE may, with the approval of CLEM-G, grant all or any of the licence rights granted to PLYCRETE under this Agreement to any of PLYCRETE’s Affiliates and to the third parties that are listed on Schedule C to this Agreement, such CLEM-G approval shall not unreasonably be withheld.

2.6. Any license rights granted by PLYCRETE shall include provisions that require the licensee to be subject to the terms and conditions of this Agreement, including, but not limited to Section 9.3 of this Agreement.  Any licence agreement granted by PLYCRETE shall include a provision pursuant to which, upon termination of this Agreement for any reason whatsoever, the licence agreement will be either terminated or assumed by CLEM-G, at CLEM-G sole discretion.No distributor shall be granted a term greater than the term of this Agreement.  Should this Agreement be terminated, PLYCRETE’s ability to grant further licence rights shall immediately terminate.  PLYCRETE shall be solely liable for any and all such distributors.

2.7. As consideration for the license granted hereunder, PLYCRETE agrees to pay CLEM-G the amount of $100 000USD in  following  manner:

$30 000USD upon signature of the present agreement
$70 000USD within twelve (12) months of the signature of the present agreement;

3. SUPPLY

3.1. CLEM-G hereby undertakes and agrees to manufacture or have manufactured all CLEM-G Product required by PLYCRETE, in accordance with the orders received from PLYCRETE, such orders being in the form of a Purchase Order (a “Purchase Order”) having terms and conditions to be established in good faith, to the satisfaction of the parties, acting reasonably, the whole in accordance with the Specifications for the CLEM-G Products which are annexed hereto as Schedule “A”, which shall be subject to modification as described in Section 3.2 below (the “Specifications.  CLEM-G may reject any Purchase Order that does not meet the requirements established by this Agreement; provided, however, that CLEM-G shall have been deemed to accept each Purchase Order, unless it provides PLYCRETE with a written objection to such Purchase Order within ten (10) days of receipt of such Purchase Order, and sets forth with reasonable particularity the grounds for the rejection of such Purchase Order.

3.2. CLEM-G may, at any time, modify the Specifications of the CLEM-G Products in a reasonable manner, provided that such modification does not substantially alter the nature of the CLEM-G Products, subject to ninety days (90) prior written notice of same being given to PLYCRETE, such notice to be accompanied by an explanation of such modification with any applicable regulatory documents from the country of manufacture.  Any such modification shall apply only with respect to orders received after the expiration of such ninety (90) day prior notice period.

3.3. The CLEM-G Products and methods shall conform to all applicable United States laws, rulings, rules, standards and regulations relating to the manufacturing and storing of the CLEM-G Products.

3.4. N/A

3.5. N/A; .

3.6. N/A (Transfer Price).

3.7. The terms of payment will be net 30 days from the date of invoicing, such date of invoicing being the same as the shipment date of the CLEM-G Product.

3.8. Title to the CLEM-G Product sold and risk of loss of such CLEM-G Products passes to PLYCRETE upon delivery of such CLEM-G Products to the carrier at CLEM-G facility.

3.9. PLYCRETE shall be obligated to order from ONS, for the Territory, the following minimum quantities of the ONS Product for the periods indicate below: N/A

4. CONTRACTUAL WARRANTY; LIMITATION OF LIABILITY

4.1. CLEM-G warrants to PLYCRETE that all CLEM-G Products sold to PLYCRETE will materially conform to the Specifications established from time to time for the CLEM-G Products, in accordance with sub-section 3.1.  CLEM-G warrants to PLYCRETE that all CLEM-G Products sold to PLYCRETE will comply with all applicable laws as set forth in Section 3.3 of this Agreement.  CLEM-G will replace in a commercially reasonable period at no cost to PLYCRETE, any CLEM-G Products suffering from a material non-compliance with these aforementioned Specifications subject to the limitations contained in Section 4.2.

4.2. The present product warranty does not cover defects resulting from use that is non-compliant with the instructions of CLEM-G, improper use (including use that does not conform to the dosage recommended and approved by CLEM-G), improper storage or handling after the CLEM-G Product has been shipped from the CLEM-G facility, or any modification or transformation of the CLEM-G Product after the CLEM-G Product has been shipped from the CLEM-G facility.

4.3. The product warranty contained in Section 4.1 is granted on an exclusive basis and replaces any other product warranty that may have been provided, whether verbally or in writing, implied or expressed.

4.4. NO EXPRESS AND NO IMPLIED WARRANTIES WHETHER OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE, OR OTHERWISE OTHER THAN THOSE EXPRESSLY SET FORTH ABOVE WHICH ARE MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, SHALL APPLY TO THE ONS PRODUCTS SOLD TO AND BY PLYCRETE, AND NO WAIVER, ALTERATION, OR MODIFICATION OF THE FOREGOING CONDITIONS SHALL BE VALID UNLESS MADE IN WRITING AND SIGNED BY AN EXECUTIVE OFFICER OF PLYCRETE.

4.5. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST INCOME OR LOST REVENUE.  EXCEPT FOR THE INDEMNITY PROVISION CONTAINED IN ARTICLE 9, AS OTHERWISE EXPRESSLY PROVIDED FOR ELSEWHERE IN THIS AGREEMENT OR AS MAY BE PROHIBITED BY APPLICABLE LAW, EXCEPT WITH RESPECT TO THE INDEMNIFICATION PROVISIONS PROVIDED FOR HEREIN, EACH PARTY'S AGGREGATE CUMULATIVE LIABILITY HEREUNDER FOR ALL DIRECT DAMAGES ARISING UNDER OR RELATING TO THIS AGREEMENT NOTWITHSTANDING THE FORM (e.g., CONTRACT, TORT, OR OTHERWISE) IN WHICH ANY ACTION IS BROUGHT, SHALL BE LIMITED TO THE AMOUNT RECEIVED BY CLEM-G  FROM PLYCRETE WITH RESPECT TO THE ONS PRODUCT PROVIDED HEREUNDER DURING THE THREE (3) MONTH PERIOD IMMEDIATELY PRECEDING SUCH CLAIM.

4.6. Except in the case of gross negligence by CLEM-G, in no case shall CLEM-G be liable to PLYCRETE or any other person for damages, notably loss of profit, loss of savings or fortuitous or consequential damages resulting from the marketing of the CLEM-G Products in the Territory.

4.7. Except in the case of gross negligence by PLYCRETE, in no case shall PLYCRETE be liable to CLEM-G or any other person for damages, notably loss of profit, loss of savings or fortuitous or consequential damages resulting from the manufacturing of bulk CLEM-G Products in the Territory.

5. REPRESENTATIONS AND WARRANTIES OF CLEM-G

CLEM-G represents and warrants the following to PLYCRETE:

5.1. CLEM-G is, and at all relevant times shall be, the sole and exclusive owner or has the exclusive rights to the entire unencumbered right, title and interest in and to the Patents and the Trademarks (collectively, the “Intellectual Property Rights”), free and clear of any liens, charges, encumbrances, and has all of the rights and power necessary, and the exclusive rights, to enter into this Agreement and grant the licenses and other rights granted hereunder, and to fulfill all of its obligations hereunder, and CLEM-G has all the necessary power to enter into this Agreement, grant the licenses and other rights provided in this Agreement, and to fulfill all of its obligations under this Agreement, and is not subject to any restriction that would prevent CLEM-G from doing any of the foregoing.

5.2. The exercise by PLYCRETE, PLYCRETE Affiliates and their authorized licensee of the rights granted herein shall not contravene the patents, trademarks, industrial designs, copyrights or other rights belonging to third parties.

5.3. To the actual knowledge of CLEM-G, the exercise by PLYCRETE, PLYCRETE Affiliates and their authorized licensee of the rights granted herein will not contravene any laws, regulations or government directives in the Territory.

5.4. There are no pending or threatened actions, suits, proceedings, assessments, investigations or claims pending before any court or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency related to the Intellectual Property Rights or the CLEM-G Products, or that could adversely effect the consummation of the transactions contemplated by this Agreement, have a material adverse effect on PLYCRETE or the rights granted to PLYCRETE under this Agreement, and to the best of CLEM-G knowledge, there is no event or act based on which such actions, suits, proceedings, assessments, investigations or claims may be initiated.

5.5. CLEM-G is not a party to any contract or agreement or subject to any charter or other corporate restriction that could unfavourably affect the free and complete exercise by PLYCRETE of the rights granted to it hereunder.

5.6. Neither CLEM-G or any other person or entity with rights to the CLEM-G Product or the Intellectual Property Rights will grant any right to any third party that is or would be inconsistent PLYCRETE with the rights granted to PLYCRETE under this Agreement;

5.7. The Intellectual Property Rights are valid and enforceable.

5.8. All safety risks, adverse events and other serious side effects associated with the CLEM-G Products of which CLEM-G is aware have been disclosed to PLYCRETE, and should CLEM-G become aware of any future adverse events or serious side effects any where in the world, it will notify PLYCRETE in writing within seventy two (72) hours.  .

5.9. CLEM-G acknowledges that each of the representations and warranties given herein are essential considerations for PLYCRETE. Accordingly, subject to Section 4 above, CLEM-G undertakes to indemnify PLYCRETE, PLYCRETE Affiliates and their clients as well as their respective officers, directors, shareholders, agents, employees and representatives, in respect of any damage, loss or defect to the extent resulting from the inaccuracy or falseness of any or all of the representations and warranties contained herein and any legal suit, procedure, claim, demand, contribution or judgment, any fees and legal expenses resulting from the preceding.

6. REPRESENTATIONS AND WARRANTIES OF PLYCRETE

PLYCRETE represents and warrants the following to CLEM-G:

6.1. PLYCRETE has all the necessary powers to conclude this Agreement.

6.2. To the actual knowledge of PLYCRETE, the COMMERCIALISATION and/or marketing by PLYCRETE of the CLEM-G Products in the Territory shall not contravene the patents, trademarks, industrial designs, copyrights or other rights belonging to third parties.

6.3. To the actual knowledge of PLYCRETE, the marketing and commercialisation of CLEM-G Products in the Territory by PLYCRETE shall not contravene any laws, regulations or government directives in the Territory or of the United States of America.  PLYCRETE specifically assumes all liability and responsibility for determining and complying with all governmental exportation and importation issues.

6.4. PLYCRETE’s importation, packaging, storage, transportation, labelling, marketing and all other activities related to the CLEM-G Product in the Territory shall conform in all respects to present and future laws, rulings, rules, standards and regulations related applicable to CLEM-G Product by the applicable authorities. PLYCRETE shall provide CLEM-G with any evidence that CLEM-G may reasonably request in this respect.

6.5. PLYCRETE acknowledges that each of the representations and warranties given herein are essential considerations for CLEM-G. Accordingly, PLYCRETE undertakes to indemnify CLEM-G, CLEM-G Affiliates, and their clients as well as their respective officers, directors, shareholders, employees, agents and representatives in respect of any damage, loss or defect to the extent resulting from the inaccuracy or falseness of any or all of the representations and warranties contained herein and any legal suit, procedure, claim, demand, contribution or judgment, fees and any legal expenses resulting from the preceding.

6.6. In the event that PLYCRETE becomes aware of safety risks, adverse events and other serious side effects associated with the CLEM-G Product in the Territory, PLYCRETE will inform CLEM-G in writing within seventy two (72) hours.

7. TERM

7.1. This Agreement is made for an initial term of ten (10) years commencing on the Effective Date (the “Initial Term”).

7.2           This Agreement will be automatically renewed for successive periods of five (5) years at the end of the initial term and each renewal term, as applicable, provided, however, the parties shall negotiate in good faith and agree upon the applicable terms and conditions (including the minimum quantities to be ordered by PLYCRETE during any renewal period), to the mutual satisfaction of both parties, under condition that PLYCRETE has fulfilled its obligations stipulated in this Agreement, including section 3.11 above.  If PLYCRETE decides not to renew the contract at the end of any term, it shall provide CLEM-G with 90 days notice.

8. TRADEMARKS AND INTELLECTUAL PROPERTY INFRINGEMENT

8.1. Trademarks

(a) N/A

(b) N/A

(c) N/A

8.2. Infringement

(a) Each of the parties shall promptly notify the other party upon learning of any actual or threatened infringement or violation of any of the Trademarks or Patents, as soon as such party becomes aware of such actual or threatened infringement.  The parties hereto undertake to consult each other in order to determine the appropriate measures to be taken under the circumstances.

(b) CLEM-G shall institute a legal suit against any infringement or serious infringement threat regarding the Trademarks or Patents in the Territory it deems appropriate.

(c) In the event CLEM-G , in consultation with PLYCRETE, decides to institute a legal suit, pursuant to Section 8.2(b), such action will be controlled by CLEM-G on its own and PLYCRETE behalf.   To this end, and if necessary in order to institute the legal suit, PLYCRETE will give CLEM-G an appropriate power of attorney.  Any recovery obtained following such action, after the reimbursement of the costs and expenses of such suit will be shared equally between CLEM-G and PLYCRETE. PLYCRETE undertakes to provide all reasonable assistance that may be required by CLEM-G.

(d) In the event that CLEM-G refuses or neglects, without justification, to institute an infringement claim when requested by PLYCRETE, the latter may, but shall not be obligated to, institute such infringement claim at its own cost. CLEM-G undertakes to supply, free of charge, any reasonable assistance that may be required by PLYCRETE.

9. INDEMNITY AND LIABILITY RELATING TO THE CLEM-G PRODUCTS

9.1. Each party undertakes to advise the other within seventy two (72) hours following receipt of any information likely to have a substantial negative impact, of any notice or complaint relating to the CLEM-G Products, the right to market them and any Intellectual Property infringement, originating in any territory whatsoever.

9.2. Subject to the provisions Section 4.5 and 9.4 of this Agreement and except as otherwise prohibited by applicable law, CLEM-G undertakes to indemnify PLYCRETE, PLYCRETE Affiliates, and their Approved Sub licensees as well as their respective officers, directors, shareholders, employees, agents, representatives, successors and assigns (each an “PLYCRETE Indemnified Person”) and to hold them harmless from and against all losses, claims, damages, actions, suits, proceedings, demands, deficiencies, assessments, adjustments, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses of investigation) and all amounts paid in settlement of any of the foregoing, that any PLYCRETE Indemnified Person may pay, incur or suffer, to the extent resulting from, arising out of, or in relation to (1) the material inaccuracy or breach of any representation, warranty or covenant made by CLEM-G under this Agreement; or (2) directly caused by defects or failures in the manufacturing of the CLEM-G Product, to the extent manufactured by, or manufactured at the direction of, CLEM-G, except to the extent caused by the gross negligence or wilful misconduct of such PLYCRETE Indemnified Person, PLYCRETE or any PLYCRETE Affiliate.

9.3. Subject to the provisions of Section 4.5 (except as otherwise prohibited by applicable law), PLYCRETE undertakes to indemnify CLEM-G, CLEM-G Affiliates, and their respective officers, directors, shareholders, employees, agents, representatives, successors and assigns (each a “CLEM-G Indemnified Person”) and to hold them harmless from and against all losses, claims, damages, actions, suits, proceedings, demands, deficiencies, assessments, adjustments, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses of investigation) and all amounts paid in settlement of any of the foregoing, that the CLEM-G Indemnified Person may pay, incur or suffer, to the extent resulting from, arising out of, or in relation to (1) the material inaccuracy or breach of any representation, warranty or covenant made by PLYCRETE under this Agreement; or (2) PLYCRETE packaging, storage, transportation, promotion, sale or other licence of the CLEM-G Product, except to the extent caused by the gross negligence or wilful misconduct of such Indemnified Person, CLEM-G or any CLEM-G Affiliate.

9.4. Except as specifically provided in Section 4.1 of this Agreement, and except for the representations and warranties included in this Agreement , CLEM-G shall not assume any obligation and does not make any representation or warranty of any nature whatsoever regarding the CLEM-G Product, the Promotional Items or any other Material and, without limitation of the following, CLEM-G does not make any representation or warranty of any nature whatsoever regarding the usefulness, the quality or the marketability of the CLEM-G Product.  CLEM-G will be in no way responsible PLYCRETE for the warranties, representations, undertakings or any other obligation given or assumed by PLYCRETE towards any party whatsoever regarding the manufacturing, promotion, licence, use or sale of any CLEM-G Product and Promotional Item or any other activity relating thereto.

9.5. Each Party hereby agrees to maintain at all times a sufficient insurance in order to indemnify the other party, its clients and the other Indemnified Persons (minimum USD $5,000,000 per event) pursuant to this Agreement and to provide proof thereof to the other party upon request (maximum once per year).

10. TERMINATION

10.1. In addition to what is provided in Section 7 of this Agreement, either party may terminate this Agreement upon the occurrence of one of the following events:

(a) If the other party becomes bankrupt, makes a voluntary assignment of its assets to a receiver, is declared bankrupt or insolvent or makes a voluntary assignment of its assets for the benefit of its creditors;

(b) If PLYCRETE or any of its Affiliates or its licensees proceeds with any operation, manipulation, modification or other similar act of the CLEM-G Products in order to modify the composition or attempts to manufacture a similar product to the CLEM-G Products and PLYCRETE becomes aware of the same and fails to stop such activity within sixty (60) days; or

(c) The breach by the other party or of PLYCRETE Affiliates or its licensees of any obligation or undertaking contained herein provided that such breach is not corrected within sixty (60) days following receipt of a written notice to this effect.

10.2. In the event of early termination of this Agreement, PLYCRETE shall immediately:

(a) Cease to use the Trademarks in the Territory, except in connection with exercising its rights under Section 10.2(c) below;

(b) Cease to market and promote the CLEM-G Products, except in connection with exercising its rights under Section 10.2(c) below;

(c) Diligently proceed with the sale of its inventories of CLEM-G Products in its possession in the Territory within no more than ninety (90) days following termination of this Agreement;

(d) Upon the expiration of the ninety (90) day period following the termination of this Agreement, return any CLEM-G Product still in its possession; and

(e) Pay to CLEM-G any amount due pursuant to this Agreement.

11. ASSIGNMENT

PLYCRETE may not assign its rights pursuant to this Agreement to any related party or any third party without the prior written consent of CLEM-G, which may be given or not, at CLEM-G’s sole discretion.

12. ARBITRATION

12.1. Any dispute arising between the parties hereto arising under this Agreement shall be resolved by arbitration in Montreal, Quebec (or such other location as otherwise mutually agreed) in accordance with the Quebec Civil Code, and the award of the arbitrator(s) shall be final and binding upon the parties.  The arbitration award may be entered as a final judgment in any court of competent jurisdiction.

12.2. All arbitration proceedings shall be before a board of three (3) arbitrators, for each of which each party shall select one (1) arbitrator and the selected arbitrators shall select the third arbitrator.
12.3. The costs of the arbitrators shall be divided equally between the parties, and each party shall be solely responsible for its own costs in connection with the arbitration..

12.4. The parties hereto agree that the laws of the province of Quebec, without regard to conflict of law provisions, will govern as additional provisions in any arbitration that may be held pursuant to the provisions of the present section.

13. NOTICE

13.1. Notice.   Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by commercial overnight courier, or by facsimile transmission, or mailed by certified mail, postage prepaid, return receipt requested, as follows:

All communications to CLEM-G should be directed to:

CLEMENT GUEVREMONT
President
7400, Boulevard St-Laurent
Montréal, Québec
H2R 2Y1

All communications to PLYCRETE should be directed to:

MADELEINE HOULE,
Corporate Secretary
PLYCRETE INC.
2050, Russet Way
Carson, City, Nevada
89703

Any such notice or other communication shall be deemed received and effective upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if delivered by commercial overnight carrier, one day following the receipt of such communication by such carrier from the sender, as shown on the sender’s delivery invoice from such carrier; and (c) if given by telex or telecopy, when sent.  Any reference herein to the date of receipt, delivery, or giving, as the case may be, of any notice or other communication shall refer to the date such communication becomes effective under the terms of this section.  Notice of change of address or facsimile number shall be given by written notice in the manner detailed in this section.  Rejection or other refusal to accept or the inability to deliver because of changed address or facsimile number of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent.

14. CONFIDENTIALITY.

14.1. In connection with this Agreement, it is acknowledged that each party may disclose its confidential and proprietary information to the other party.  Any such information that is (i) first disclosed in writing, (ii) if first disclosed orally is later transmitted in written form, and is labeled as “Confidential”, or (iii) should be understood to be confidential by a reasonably prudent person, is referred to herein as “Confidential Information.”

14.2. Each party hereto shall maintain the Confidential Information of the other party in confidence, and shall not disclose or otherwise communicate such Confidential Information to others, or use it for any purpose except pursuant to, and in order to carry out, the terms and objectives of this Agreement, and hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants or agents.

14.3. The provisions of Section 15.2 of this Agreement shall not apply to any Confidential Information disclosed hereunder which:

(a) Either was or will be lawfully disclosed to the recipient by an independent third party rightfully in possession of the Confidential Information; or

(b) Either has been or will be published or generally known to the public in through no fault or omission by any of the parties; or

(c) Was independently known to the recipient prior to receipt from the disclosing party and is not otherwise subject to confidentiality obligations, or independently developed by the recipient thereafter, as demonstrably documented in written records of the recipient; or

(d) Is required to be disclosed by any of the parties to comply with court orders or applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that such party takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure and shall give prompt notice to the disclosing party.

.

15. GENERAL PROVISIONS

15.1. Force majeure.  Any failure or omission by a party to timely perform any obligation under this Agreement shall not be deemed a breach of this Agreement; to the extent such failure or omission directly results from a force majeure.  Force majeure is any cause which is not within the reasonable control of the parties hereto, that they could not reasonably have planned for and against which they have not protected themselves. Force majeure includes notably, without limitation, fortuitous act, third party strike, partial or complete interruption of work, lock-out, fire, rebellion, interventions by military or civil authorities, compliance with regulations or rules of any governmental authority, and act of war (declared or not).

15.2. Illegality of a provision.  The eventual illegality or nullity of a section, sub-section or paragraph does not affect the legality or validity of the other sections, sub-sections or paragraphs neither the rest of the sections, unless evident contrary intention in the text.

15.3. Modification of the Agreement.  This Agreement may be modified in whole or in part by common agreement between the parties and solely in writing.

15.4. Titles.  The titles are used for order reasons and as accessories and do not affect the significance or the reach of the sections it refers to.

15.5. Non-waiver.  Except for the provisions of this Agreement where the exercise of a right is accompanied with a specific delay, the silence of a party, its negligence or its lateness to exercise a right or recourse which is given to it or opened pursuant to this Agreement must never be interpreted against such party as a waiver of its rights and recourses.

15.6. Cumulative and non-alternative.  All rights mentioned hereto are cumulative and not alternative. The waiver of the exercise of a right must not be interpreted as a waiver of any other right.

15.7. Governing Law.  This Agreement shall be governed by the laws of the Province of Quebec, without regard to conflicts of law principles.

15.8. Entire Agreement.  This Agreement expresses the entire agreement between the parties hereto and no document, agreement or other form of engagement entered prior to the date of signature of this Agreement shall be considered BIO to amend or affect in any way the provisions of this Agreement.  This Agreement specifically supersedes and replaces the ONS Agreement, which upon the Effective Date shall no longer be in effect.

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT AT THE PLACE AND ON THE DATE FIRST ABOVE MENTIONED.

CLEM-G PLYCRETE INC.

Clément Guèvremont,
Clément Guèvremont,
President and CEO

PLYCRETE INC.

Madeleine Houle
Madeleine Houle
Corporate secretary

SCHEDULE A

N/A

SCHEDULE B

TRADEMARKS

N/A

SCHEDULE C

APPROVED DISTRIBUTORS

N/A